Exhibit 99.1

TRUE RELIGION ADDS INTERNATIONAL EXPERTISE TO BOARD OF DIRECTORS WITH APPOINTMENT OF MARCELLO BOTTOLI AS INDEPENDENT DIRECTOR

VERNON, California – March 10, 2009 – True Religion Apparel, Inc. (Nasdaq: TRLG) today announced that it has appointed Marcello Bottoli to the Company’s Board of Directors. Mr. Bottoli brings over 20 years of international management experience with high-growth, consumer branded companies, most recently as Chief Executive Officer of Samsonite Corporation.

"We are thrilled to announce the addition of Marcello to our Board," said Jeffrey Lubell, chairman and chief executive officer of True Religion Apparel. "Marcello has held key roles during periods of significant expansion for several premier, multinational organizations, including Samsonite Corporation, Louis Vuitton and Reckitt Benckiser. I am confident that Marcello’s international management acumen will be invaluable as we expand True Religion’s presence and brand awareness both domestically and internationally.”

“I am excited to join True Religion’s Board of Directors,” said Mr. Bottoli. “True Religion has an established leadership team and is well positioned to capitalize on the Company’s many long-term growth prospects. Since its inception over five years ago, True Religion has experienced rapid growth, yet remains a very young brand, particularly in the international marketplace. I look forward to leveraging my experience with international branded companies to help build True Religion into a truly global, contemporary apparel brand.”

Mr. Bottoli served as Chief Executive Officer of Samsonite Corporation from March 2004 through January 2009. In this role, Mr. Bottoli led the Company’s global expansion by focusing on product innovation and fashion, retail and geographic expansion and acquisitions. During his tenure as Chief Executive Officer, sales grew from $750 million to over $1.2 billion. Previously, he served as division Chief Executive Officer at Louis Vuitton Malletier S.A., since September 2001 and oversaw brand development and growth initiatives for the company’s worldwide luxury business. Prior to Louis Vuitton, Mr. Bottoli was Executive Vice President and held several general management and marketing roles for Reckitt Benckiser PLC. He also worked at Boston Consulting Group in France and Italy and served in brand management for Proctor & Gamble in France and the U.S. Mr. Bottoli currently serves on the Board of Directors of International Flavors & Fragrances, Inc. (NYSE:IFF), a global creator of flavors and fragrances, and Ratti SpA, an Italian fashion textile company.

Following this appointment, the Company's Board will consist of six directors.

About True Religion Apparel, Inc.

True Religion Apparel, Inc. is a growing, design-based jeans and jean-related sportswear brand. The company designs, manufactures and markets True Religion Apparel products, including its premium True Religion Brand Jeans. Its expanding product line, which includes high-quality, distinctive styling and fit in denim, sportswear, and licensed products, may be found in contemporary department stores and boutiques in 50 countries around the world, including the United States, Canada, Germany, United Kingdom, Japan, Korea, France, Spain, Sweden, Greece, Italy, Mexico, Australia, South Africa and China. For more information, please visit www.truereligionbrandjeans.com.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including uncertainties as to the nature of the apparel industry, including changing customer demand and tastes, seasonality, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:	True Religion Apparel, Inc.
Pete Collins, Chief Financial Officer
(323) 266-3072

Investor Relations
Joe Teklits / Laura Foster
ICR, Inc.
(310) 954-1110